UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
(Registrant’s telephone number, including area code)
_______________________________

Copies to:
Joseph R. Vicente
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Election of Directors.

As set forth in detail in the Company’s Form 8-K filed on April 14, 2015, Cord Blood America, Inc. (the “Company”) executed a Preferred Stock Purchase Agreement and a Stockholder Agreement on April 9, 2015 with Red Oak Fund LP, Red Oak Long Fund, LP and Pinnacle Opportunities Fund, LP (collectively “Red Oak”), and pursuant thereto, filed Articles of Amendment to Articles of Incorporation of the Company (“Articles of Amendment”) (collectively the “Red Oak Transaction”).   The holders of Preferred Stock issued pursuant to the Red Oak Transaction were entitled to elect three (3) Directors to the Board of Directors of the Company. Accordingly, David Sandberg, Anthony Snow and Adrian Pertierra were elected as Directors of the Company, effective April 15, 2015.

David Sandberg is the managing member and founder of Red Oak Partners, LLC, a Florida-based, SEC Registered investment company founded in 2003 and which manages several public and private funds.  Previously, Mr. Sandberg co-managed JH Whitney & Co’s Green River Fund from 1998 to 2002. Mr. Sandberg presently serves as the Chairman of the Board of Asure Software, Inc., and as a director of public companies SMTC Corp. and Issuer Direct Corporation, each of which Red Oak Partners is the largest or one of the largest owners.  Mr. Sandberg has previously served as a director of public companies Planar Systems, Inc., RF Industries Ltd., and EDCI Holdings Inc., and presently serves as the Chairman of the Board of Kensington Vanguard Group, LLC, a private real estate services company.  Mr. Sandberg’s public board experience includes serving as the Chairman of each of Audit, Compensation, Governance, and Strategic committees.  Mr. Sandberg received a BA in Economics and a BS in Industrial Management from Carnegie Mellon University.

Anthony Snow is a Managing Director at Red Oak Partners. Prior to joining Red Oak, Mr. Snow worked at Soros Fund Management where he was part of a two person team that managed a $250 million global long/short equity portfolio. Prior to Soros, Mr. Snow focused on investments in global equities at both Ardea Capital Management, as part of the founding team, and Wyper Capital Management. Previously, Mr. Snow was employed at Lindsay Goldberg, a private equity firm, where he focused on leveraged buyouts. Mr. Snow began his career at Merrill Lynch & Co. as an Analyst in the Mergers & Acquisitions group. He received a B.B.A. with high distinction from the University of Michigan, concentrating in finance and accounting, and an M.B.A. from Harvard Business School. Mr. Snow is currently a Director and Chairman of the Finance Committee of StreetWise Partners, a New York City non-profit, and also serves on the Executive Committee.

Adrian Pertierra is the Chief Financial Officer and Head of Trading at Red Oak Partners, LLC, a Florida-based, SEC Registered investment company. Prior to joining Red Oak Partners in 2007, Mr. Pertierra served as a Vice President of Global Markets at Deutsche Bank Alternative Trading in 2007 and worked at Tradition Asiel Securities, Inc. from 2006-2007, specializing in risk arbitrage. Previously, Mr. Pertierra served as the Vice President of Institutional Equity Sales and Trading at BGC Partners, LP, from 2002-2006.  Mr. Pertierra is currently the Chairman of the Nominating and Governance committee of Asure Software, Inc., a publicly traded company.  Mr. Pertierra received a BA in Economics from the College of Holy Cross.

Item 8.01                      Other Events.

The Red Oak Transaction, executed April 9, 2015, closed on April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: April 16, 2015	By:	/s/ Joseph R. Vicente
Chairman and President